PRESS RELEASE                                       Source: NuTech Digital, Inc.


NUTECH REPORTS PROFITABLE FISCAL 2003 OPERATING RESULTS

STRINGENT COST CUTTING PROCEDURES AND DEBT REDUCTION
DRIVING STRONG EARNINGS GROWTH


Thursday March 25, 6:00 am ET

VAN NUYS, Calif.--(BUSINESS WIRE)--March 25, 2004-- NuTech Digital, Inc. (OTCBB:NTDL - News), committed to setting the next generation standard for the provision of secured high resolution entertainment content over the Internet, in its 10-K filing today reported earnings for fiscal 2003 of over $300,000 / or + ..03 a share as compared to a net loss for the 2002 fiscal year of over $900,000/ or - (.09) a share. Revenues reported for the same period were $3,745,297, a 13% decrease over the same period in 2002, which reflected revenues of $4,292,510. Stringent cost-cutting procedures were implemented that significantly reduced operating expenses. The company also reduced its debt, which resulted in a significant reduction of interest expense.

   " We are extremely pleased with the operating results we achieved for fiscal 2003. NuTech Digital has proven its business strategy with our successes measured throughout 2003," stated Lee Kasper, president and CEO of NuTech. " 2004 looks even more promising. Spurred by the Company's significant financial progress, our focus has now turned toward major expansion into more lucrative markets, relationships and technologies. In addition to launching our music division, NuTech has asserted its technological leadership with its DRM platform that will allow us to stay well ahead of our competition as home entertainment distribution migrates from retail storefronts to secured, rights-managed Internet delivery. With these changes, our ability to leverage relationships with licensees and other vendors has dramatically surged.

Commenting further, Mr. Kasper stated" We have begun expanding our business and our product offerings. We recently produced our first contemporary music concert, which we plan to distribute. We believe that the production of music concerts will be a significant source of revenue, since it can be less expensive to produce a popular music concert than it is to license a film, but the DVDs may be sold for approximately the same price. Producing our own products enables us to market the Nutech brand globally, thus infusing our sales within the foreign markets and Television rights that were previously unavailable. We also announced our acquisition from Cascade Gmbh, a prominent German based DVD and CD label, of the North American licensing rights for 65 high definition DVD titles of classical concert music. Finally, we believe that we can increase revenue from our Digital Rights Management technology. This technology allows customers visiting our website to immediately view the production on a pre-delivered DVD or download high resolution, DVD-quality films, either for rent or for purchase. The customer can act spontaneously, obtaining immediate access to the film of his choice and avoid handling and shipping costs. "

About NuTech Digital

NuTech Digital is a pioneer in the home entertainment product market, with more than 500 exclusive DVD titles, with a growing library of high definition music concerts offering original and licensed content via a worldwide network of distributors, retailers and Internet entities. The Company also has broadcast, DRM, video on demand for many of there new products. The Company enjoys significant competitive advantage with the recent announcement of its proprietary DRM technology, which enables the secure distribution of high-resolution digital content via the Internet. NuTech's DRM platform allows its feature films, concerts, children's animated films, karaoke software, Japanese animation and late night programming to be accessed via secure downloads, rented through pre-delivered DVDs, and included in online subscription services. The Company also facilitates authoring services to content providers in the entertainment industry.

Cautionary Statement

This press release contains forward-looking statements that involve risks, uncertainties and assumptions that if they never materialize or prove incorrect, could cause NuTech Digital, Inc.'s results to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of earnings, revenue, or other financial items, any statements of the plans, strategies, and objectives of management for future operations, any statements concerning proposed new products, services or developments, any statements regarding future economic conditions or performance, statements of belief and any statements of assumptions underlying any of the foregoing. These statements are based on expectations as of the date of this press release. Actual results may differ materially from those projected because of a number of risks and uncertainties, including those detailed from time to time in NuTech Digital, Inc.'s reports filed with the Securities and Exchange Commission.



-------------------

Contact:

     NuTech Digital, Inc.
     Joe Giarmo, 818-994-3831, ext. 18
     joe@nutechdvd.com



-------------------------------
Source: NuTech Digital, Inc.